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                                                                    EXHIBIT 10.3

                           END USER LICENSE AGREEMENT

This license agreement (the "Agreement") is entered into as of May 19, 1999 (the "Effective Date") between HUMANA INC., a Delaware corporation ("Licensor"), and TIER TECHNOLOGIES, INC., a California corporation ("Licensee"), for the purpose of granting Licensee a license to use certain software furnished by Licensor.

                                   RECITALS:

     WHEREAS, Licensor engaged Licensee on or about February 16, 1998, to develop a proprietary software system known between the parties as the New Billing System;

     WHEREAS, Licensor now desires to license the New Billing System software to Licensee for Licensee to use internally as well as exploit commercially;

     NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows

                                   AGREEMENT:

1.  DEFINITION.  As used in this Agreement:

"Affiliates" means, with respect to a party, any person or entity that controls, is controlled by, or is under common control with such party, where "control" means ownership of fifty percent (50%) or more of the outstanding voting securities (but only as long as such person or entity meets these requirements.

"Health Care Business" means any health care, health insurance or managed care (HMO and PPO) business, including but not limited to a physician or physician groups, hospitals, and other health care providers, and health insurers, arrangers or payors.

2.  LICENSE GRANT.

    2.1  Grant.   Subject to the terms and conditions of this Agreement,
Licensor grants to Licensee and its Affiliates an exclusive, transferable, perpetual and irrevocable (unless terminated under Section 8), license to use the Licensed Software (as defined in Exhibit A) for Licensee's internal developmental purposes and to exploit and market on a worldwide basis the Licensed Software commercially without limitation, except in the Health Care Business, in which case the grant of license is subject to the provisions of
Section 2.2. Further, Licensor hereby reserves for itself a non-exclusive, perpetual and irrevocable license to use the Licensed Software in its business. Licensee is further granted the right to make up to three copies of the Licensed Software solely for backup or archival purposes.

    2.2 Use in the Health Care Business. Further subject to the terms and conditions of this Agreement, Licensor grants to Licensee and its Affiliates a non-exclusive, perpetual and irrevocable (unless terminated under Section 8) license to use the Licensed Software in the Health Care Business, provided that, in the event Licensee desires to use the Licensed Software in the Health Care Business, Licensor must first give its consent to such transaction in writing, which consent may be granted or denied in its complete and absolute discretion. Licensor, upon Licensee's request for consent to use the Licensed Software in the Health Care Business, must respond within a reasonable time period, which in no event may be longer than thirty (30) days, whether or not it consents to Licensee's request. Should Licensee ever enter the Health Care Business, or should Licensee ever be acquired by any person or entity in the Health Care Business, this license may not and will not be used in any such Health Care Business without
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Licensor's express consent, which consent may be granted or denied in its complete and absolute discretion.

3.  MODIFIABILITY AND DERIVATIVE WORKS.   Licensor acknowledges that Licensee
may (a) modify, adapt, alter, translate, or create derivative works from the Licensed Software; (b) merge the Licensed Software with other software; (c) sublicense (through multiple tiers), lease, rent, loan, or otherwise transfer the Licensed Software to any third party (subject in each case to the limitation set forth in Section 2); or (d) otherwise use or copy the Licensed Software except as expressly disallowed under Section 2.

4. DELIVERY, INSTALLATION AND ACCEPTANCE. Licensor will make available the Licensed Software, in its current form as set forth on Exhibit A-1, to Licensee immediately upon execution of this Agreement in accordance with Licensee's previously given instructions. Licensee shall immediately commence transmission of the Licensed Software upon execution of the Agreement and shall make multiple attempts to achieve such transmission, if necessary. The Licensed Software will be transmitted to Licensee in California electronically (and by other means if necessary) in accordance with Licensee's reasonable instructions. Licensee will be responsible for installing the Licensed Software on its computers as permitted under this Agreement. The Licensed Software will be deemed accepted after 7 days following the successful transmission of the Software (the "Acceptance Period") unless Licensee rejects it earlier as nonconforming, upon which Licensor shall have 10 days to deliver the Licensed Software in accordance with this Agreement. Any delay by Licensee in commencing transmission of the Licensed Software shall result in a shortening of the Acceptance Period by the duration of such delay.

5. LICENSE FEES AND PAYMENT. Licensee will pay License Fees of $4,000,000.00 to Licensor by wire transfer upon acceptance of the Licensed Software.

6.  DISCLAIMER OF WARRANTIES

    LICENSOR MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, REGARDING THE LICENSED SOFTWARE, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. LICENSEE ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES IN ENTERING INTO THIS AGREEMENT.

7.  LIMITATION OF LIABILITY.

    IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING ANY LOST DATA AND LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT.

8.  TERM AND TERMINATION

    8.1 Term. The term of this Agreement will begin on the Effective Date and will continue indefinitely unless terminated pursuant to Section 8.2.

    8.2 Termination. Licensee may terminate this Agreement at any time, with or without cause, upon written notice to Licensor. Licensor may terminate this Agreement, effective immediately upon written notice to Licensee, if Licensee breaches any provision of this Agreement and does not cure the breach within fifteen (15) days after receiving written notice thereof from Licensor.

                                       2.
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    8.3  Effects of Termination.  Upon termination or expiration of this
Agreement for any reason, all licensed rights granted in this Agreement will immediately cease to exist, and Licensee must promptly discontinue all use of the Licensed Software, erase all copies of the Licensed Software from Licensee's computers, and return to Licensor or destroy all copies of the Licensed Software on tangible media in Licensee's possession or control and certify in writing to Licensor that it has fully complied with these requirements.

    8.4 Survival. Sections 1 ("Definition"), 2 ("License Grant"), 3 ("Modifiability and Derivative Works"), 6 ("Disclaimer"), 7 ("Limitation of Liability"), 8.3 ("Effects of Termination"), and 9 ("General") will survive expiration or termination of this Agreement for any reason.

9.  GENERAL

    9.1 Proprietary Rights. The Licensed Software, and all worldwide intellectual property rights therein, are the exclusive property of Licensor. All rights in and to the Licensed Software not expressly granted to Licensee in this Agreement are reserved by Licensor and its suppliers.

    9.2 No Maintenance or Support. Licensor is not required to provide any maintenance or support services with respect to the Licensed Software under this Agreement.

    9.3 Updates or Enhancements. All changes, additions, modifications, enhancements, or improvements that occur to the Licensed Software after the Effective Date of this Agreement are expressly included within the definition of Licensed Software and are subject to this Agreement and must be delivered to Licensee by Licensor, at no additional charge, in accordance with Section 4, but only to the extent that Licensee was employed by Licensor to make such changes, additions, modifications, enhancements or improvements and Licensee in fact made such changes, additions, modifications, enhancements or improvements. This section shall not apply to changes, additions, modifications, enhancements, or improvements to the Licensed Software that were made by Licensor internally or by a contractor other than Licensee.

    9.4 Inspections. Licensee will permit Licensor or its representatives to review Licensee's relevant records and inspect Licensee's facilities to ensure compliance with this Agreement. Licensor will give Licensee at least ten (10) days advance notice of any such inspection and will conduct the same during normal business hours in a manner that does not unreasonably interfere with Licensee's normal operations.

    9.5 Assignments. Licensee may not assign or transfer, by operation of law or otherwise, any of its rights under this Agreement to any third party without Licensor's prior written consent. Any attempted assignment or transfer in violation of the foregoing will be void.

    9.6 Notices. All notices, consents and approvals under this Agreement must be delivered in writing by courier, by electronic facsimile (fax), or by certified or registered mail, (postage prepaid and return receipt requested) to the other party at the address set forth beneath such party's signature, and will be effective upon receipt or three (3) business days after being deposited in the mail as required above, whichever occurs sooner. Either party may change its address by giving notice of the new address to the other party.

    9.7 Governing Law. This Agreement will be governed by the laws of the State of California without regard to its conflicts of law principles.

                                       3.
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    9.8  Remedies.  Except as provided in Section 7, the parties' rights and remedies under this Agreement are cumulative. Licensee acknowledges that the Licensed Software contains valuable trade secrets and proprietary information of Licensor, that any actual or threatened breach of Section 2 will constitute immediate, irreparable harm to Licensor for which monetary damages would be an inadequate remedy, and that injunctive relief is an appropriate remedy for such breach. If any legal action is brought to enforce this Agreement, the prevailing party will be entitled to receive its attorneys' fees, court costs and other collection expenses, in addition to any other relief it may receive.

    9.9 Waivers. All waivers must be in writing. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

    9.10 Severability. If any provision of this Agreement is unenforceable, such provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions will continue in full force and effect.

    9.11 Confidentiality of Agreement. Neither party will disclose any terms of this Agreement to anyone other than its Affiliates, attorneys, accountants and other professional advisors except (a) as required by law or (b) pursuant to a mutually agreeable press release or sales materials or Tier shall be entitled to make oral and written communications consistent with the approved press release and sales materials without further approval from licensor (c) in connection with a contemplated transfer of such party's business and this Agreement (provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement reasonably satisfactory to the other party).

    9.12 Construction. The headings of Sections of this Agreement are for convenience and are not to be used in interpreting this Agreement. As used in this Agreement, the word "including" means "including but not limited to".

    9.13 Counterparts. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute the same instrument.

    9.14 Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject hereof and supersedes all prior or contemporaneous agreements, understandings, and communication, whether written or oral. This Agreement may be amended only by a written document signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

LICENSOR:                                   LICENSEE:

By: /s/ Bruce J. Goodman                    By: /s/ William Barton
   -------------------------------------       --------------------------------
    Bruce J. Goodman, Sr. Vice President        William Barton, President
                                                and CTO

Address for Notice:                         Address for Notice:
------------------                          ------------------
Humana Inc.                                 Tier Technologies, Inc.
500 West Main St.                           1350 Treat Blvd., Suite 250
Louisville, KY 40202                        Walnut Creek, CA 94596
Attn:  Bruce J. Goodman                     Attn:  Legal Department
Fax:  502-580-3555                          Fax: 925-946-0923

                                       4.
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                                   EXHIBIT A
                                   ---------


"Licensed Software" is defined to include all New Billing System (NBS) computer programs, file definitions, test scenarios documentation (not raw test data), and system documentation developed by Tier staff and their employed contract staff under the Master Agreement for Consulting Services as included in the most current version of the NBS Project Management Plan (PMP), specifically including as of the execution of this Agreement the Project Documents, the appropriate NBS Cool:Gen Model Objects and Procedures, and the NBS Cobol and Focus Objects, all as itemized on Exhibit A-1. To the extent following the execution of this Agreement it is discovered that Exhibit A-1 does not include all items comprising the Licensed Software as of the date of this Agreement, regardless of the cause of such omission, Tier upon reasonable written request to Humana shall be entitled to receive such omitted components from Humana at no additional charge. Such omissions will not delay Tier's obligation to pay upon confirmation of receipt of the items listed on Exhibit A-1. This Agreement does not entitle Tier to any ownership rights in any CI Parameter related software products, CI file conversion programs, or any raw test data built or used during the development and or testing of the NBS. Tier understands that most of the test data used during the development of the NBS is confidential Humana-owned proprietary client and member information that is not transferable to Tier under this Agreement.

In order to facilitate Tier's future use of NBS it is understood that Tier will need certain file definitions for Humana's Customer Interface (CI) Database. Humana agrees to provide appropriate file documentation (e.g., DB2 table
                                                         ----
definitions, table relationship diagrams, etc.) of its CI database structures as part of this license, which are included in Exhibit A-1. Humana and Tier agree and understand that no CI system program software, job documentation, system documentation, or Humana proprietary CI file data have been provided for under the terms of this Agreement.

Tier understands that the NBS as licensed herein is not an executable system due to its reliance on other Humana systems which Humana has not agreed to license to Tier and that the NBS is not a completed system as of the date of this Agreement and will be delivered "as is" whether completed or not. The components of the Licensed Software that exist as of the date of this Agreement and that Licensor will transmit upon execution of this Agreement are the Increment 1 Development NBS COOL:Gen Model and those items associated with such model as set forth in Exhibit A-1. This license is intended to provide certain software components (as described above) that will facilitate Tier's building a stand-alone executable system.

                                       5.